UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2024
Stratus Properties Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37716	72-1211572
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

212 Lavaca St., Suite 300
Austin,	Texas	78701
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (512) 478-5788

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	STRS	The NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 8, 2024, The Saint June, L.P. (the Partnership), a Texas limited partnership and 34.13% owned subsidiary of Stratus Properties Inc. (Stratus), as borrower, Stratus, as guarantor, and Texas Capital Bank entered into an Amendment to Loan Agreement and related agreements effective as of October 2, 2024 (the Amendments), which amend that certain Loan Agreement dated June 2, 2021 by and between the Partnership, Texas Capital Bank and each of the lenders party thereto, each as previously amended (collectively and as amended, the Loan Agreements). The Loan Agreements provide for a construction loan (as amended, the Loan) to finance a portion of the cost of the development and construction of The Saint June, a 182-unit luxury garden-style multi-family project within the Amarra development in Barton Creek, located in Austin Texas. Construction of The Saint June was completed in fourth-quarter 2023.

The Amendments (i) extend the maturity date of the Loan to October 2, 2025; (ii) increase the aggregate commitment under the Loan by $2.0 million to $32.3 million; (iii) decrease the interest rate applicable margin from 2.85% to 2.35%; and (iv) require payment of an exit fee for prepayments and repayments of the Loan of 1.0% of the principal amount of such amounts repaid, subject to certain exceptions. The Partnership has one remaining option to extend the maturity of the Loan for an additional 12-month period, subject to meeting certain conditions. After closing costs, the Partnership intends to use the remaining portion of the $2.0 million proceeds of the Loan for a combination of operating reserves for the property and partial repayment of operating loans to the Partnership from Stratus and the Class B Limited Partner.

Accordingly, the Loan bears interest at the one-month Term Secured Overnight Financing Rate plus 2.35%, subject to a 3.50% floor. The principal balance of the Loan is payable in monthly installments of principal and interest of approximately $40,000, with the outstanding principal due at maturity. As of closing, the principal amount outstanding on the Loan was $31.8 million.

The foregoing description of the Amendments is not intended to be complete and is qualified in its entirety by reference to the full text of the Amendments, copies of which will be filed by Stratus as exhibits to its next periodic report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stratus Properties Inc.

By:	/s/ Erin D. Pickens
Erin D. Pickens
Senior Vice President and Chief Financial Officer (authorized signatory and Principal Financial Officer and Principal Accounting Officer)

Date: October 15, 2024